EXHIBIT 4.2

Shares of Common stock IN

Cottonwood Multifamily development REIT I, Inc.

Israeli INVESTOR QUESTIONNAIRE

Please read carefully the Offering Statement of shares of common stock (the “Shares”) in Cottonwood Multifamily Development REIT I, Inc. dated [______], 20[__] (the “Offering Statement”), and all Exhibits and supplements thereto before deciding to subscribe. This Israeli Investor Questionnaire (the “Questionnaire”) must be completed by all potential Israeli investors. You must also complete the Subscription Agreement attached to the Offering Statement If you need assistance in completing this Questionnaire please call the following United States phone number: 844.422.2584. Please send this completed Questionnaire and any additional materials requested herein with the completed Subscription Agreement to:

DST Systems, Inc.

Attn: Cottonwood Multifamily Development REIT I, Inc.

430 W. 7th Street, Suite #219065

Kansas City, MO 64105

Phone: 844.422.2584

Fax: 855.338.1452

See the Subscription Agreement for instructions regarding where to send your subscription payments.

INVESTOR SUITABILITY REQUIREMENTS

I AM (check one of the following):

☐	a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund.

☐	a provident fund or management company as defined in the Law of Oversight of Financial Services (Provident Funds), 5765-2005.

☐	an insurer, as defined in the Law for Oversight of Insurance, 5741-1981.

☐	a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company.

NOTE: Any bank that purchases securities on behalf of a client or other third party must obtain a copy of this form signed by such person.

☐	a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995

NOTE: Any portfolio manager that purchases securities on behalf of a client or other third party must obtain a copy of this form signed by such person.

☐	a company that is licensed as an investment advisor or investment marketer, as such terms are defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995.

☐	a company that is a member of the Tel Aviv Stock Exchange.

NOTE: Any such member that purchases securities on behalf of a client or other third party must obtain a copy of this form signed by such client or third party.

☐	an underwriter fulfilling the conditions of Section 56(c) of the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”).

☐	a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk).

☐	an entity in which all of the equity owners meet one or more of the above criteria.

☐	an entity, not formed for the purpose of this investment, with book equity exceeding NIS 50 million.

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NOTE: The entity must attach attorney or CPA confirmation or other relevant confirmation of such equity value dated no earlier than 3 months prior to the date of this Questionnaire.

☐	an individual who meets one of the following conditions:

o	The aggregate value of my Liquid Assets is no less than NIS 8 million;

o	The amount of my income in each of the previous two years is no less than NIS 1.2 million, or the amount of income of my Family Unit is no less than NIS 1.8 million; or

o	The aggregate value of my Liquid Assets is no less than NIS 5 million and the amount of my income in each of the previous two years is no less than NIS 600,000, or the amount of income of my Family Unit is no less than NIS 900,000.

NOTE: The individual must attach an attorney or CPA confirmation or other relevant confirmation dated no earlier than 3 months prior to the date of this Questionnaire.

“Family Unit” means me and my family members who live with me or are financially dependent on each another and “Liquid Assets” mean cash, deposits, financial assets and securities listed for trade on the stock exchange.

☐	I do NOT qualify under any of the foregoing.

INVESTOR SIGNATURES

The undersigned does hereby certify, in connection with a potential investment in Shares in Cottonwood Multifamily development REIT I, Inc. (the “Issuer”), that in the event the undersigned shall purchase any such SHARES, it shall purchase such shares for its own account, for investment purposes only, and not for purposes of resale. The undersigned further acknowledges that (i) it falls within at least one of the categories of qualified investors listed above, (ii) it is aware that the purpose of this declaration is to allow the Issuer to benefit from an exemption from compliance with certain provisions of the Israeli Securities Law and (iii) it is aware of the legal consequences of the foregoing.

THE UNDERSIGNED INVESTOR HEREBY CERTIFIES THAT ALL OF THE INFORMATION, REPRESENTATIONS, WARRANTIES AND CERTIFICATIONS SET FORTH HEREIN ARE TRUE AND CORRECT IN ALL RESPECTS. THE UNDERSIGNED INVESTOR HAS THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE investor listed below.

Executed this _____ day of ______________, __________.

Name of Investor (as listed in the Subscription Agreement)

X	X
Signature (Investor, or authorized signatory)	Joint Owner Signature (Investor, or authorized signatory)

Printed Name	Printed Name

Title (if applicable)	Title (if applicable)

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